                                                                    Exhibit 99.1


                              FOR IMMEDIATE RELEASE

                                January 24, 2001

Contact:
Daryl G. Byrd, President and CEO  (337) 267-4458 ext. 4708
John R. Davis, Senior Executive Vice President (919) 676-7641


         IBERIABANK Corporation Reports Record Fourth Quarter Earnings



     NEW IBERIA, LOUISIANA (NASDAQ/NMS: IBKC) -- IBERIABANK Corporation, the holding company of the 114-year-old IBERIABANK (http://www.iberiabank.com), announced today that the Company earned record earnings for the full year 2000 and the fourth quarter of 2000. For the fiscal year ended December 31, 2000, the Company earned $13.0 million, a 36% increase over the same period in 1999. On a per share basis, the Company earned a record $2.12 per diluted share, up 39% from the same period last year and exceeded average analyst expectations by $0.02 per share.


     During the fourth quarter of 2000, the Company earned a record $3.5 million, or $0.57 per diluted share. These results compared to $2.7 million, or $0.44 per diluted share, for the fourth quarter of 1999, exclusive of one-time items. This represents a 30% increase in diluted earnings per share over a one-year period.


          Daryl Byrd, President and CEO of IBERIABANK Corporation, remarked "the fourth quarter results capped an extraordinary year for our company. We remain on the targeted earnings trajectory we communicated to our shareholders on February 17, 2000. We continue to make dramatic improvements in our core profitability, which we believe translates into improved shareholder value. As evidence of this, our stock price increased 58% during the year, combined with a 4% dividend yield, resulting in a 62% total return to our shareholders during the year 2000."


          Total assets at December 31, 2000 were $1.4 billion. Compared to year-end 1999, loans increased $98 million, or approximately 12%, while deposits grew $43 million or approximately 4%.

          Return on average equity eased slightly to 10.96% for the quarter ended December 31, 2000, from 11.08% for the third quarter of 2000 and from 9.00% for the fourth quarter of 1999 (exclusive of one-time items). For full year 2000, return on average equity was 10.75%, compared to 9.20% for the same period in 1999 (exclusive of one-time items). The net interest margin for the quarter ended December 31, 2000 was 3.90%, compared to 3.97% for the third quarter of 2000. For full year 2000, the net interest margin was 3.94%, compared to 4.00% for the same period in 1999. For full year 2000, the Company's tangible efficiency ratio improved to 56.9%, an improvement of 670 basis points compared to 63.6% in 1999 (excluding one-time items).

     Nonperforming assets, consisting of nonaccruing loans, accruing loans more than 90 days past due and foreclosed property, amounted to $8.0 million, or 0.57% of total assets at December 31, 2000, compared to $3.6 million or 0.26% of total assets at September 30, 2000. The increase in nonperforming assets was primarily attributable to the $4.5 million commercial real estate loan that was previously announced on November 9, 2000. The allowance for loan losses was 1.09% of loans at December 31, 2000, compared to 1.02% at September 30, 2000. The allowance for loan losses as a percent of nonperforming loans was 136% at December 31, 2000, compared to 278% at September 30, 2000.

          Book value, or shareholders' equity, per share at December 31, 2000 was $20.99 and tangible book value per share was $14.58, or an increase of 22% from December 31, 1999. The Company's Tier 1 Leverage Ratio was 6.67% at December 31, 2000. On December 13, 2000, the Company announced the completion of the February 17, 2000 share repurchase program for 300,000 shares of common stock at an average cost of $17.93 per share. On that date, the Board of Directors authorized a new share repurchase program for an additional 300,000 shares of IBERIABANK Corporation common stock. Since the December 13, 2000 announcement, no shares have been purchased under the new program.

          On January 11, 2001, IBERIABANK announced the formation of a joint venture to provide insurance services. The new company is a joint effort of IBERIABANK and Burch, Marcus, Pool, Krupp, Daniel & Babineaux, Inc., one of Louisiana's largest agent-owned independent insurance agencies with annual premiums in excess of $50 million. IBERIABANK operates 23 offices located in south central Louisiana, 11 offices located in northeast Louisiana and seven offices located in the greater New Orleans area.

          To the extent that statements in this report relate to the plans, objectives, or future performance of IBERIABANK Corporation, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and the current economic environment. IBERIABANK Corporation's actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties. A discussion of factors affecting IBERIABANK Corporation's business and prospects is contained in the Company's periodic filings with the Securities and Exchange Commission.

                             IBERIABANK CORPORATION
                              FINANCIAL HIGHLIGHTS


                  (Dollars in thousands, except per share data)





                                                                                                               For The Three
                                                            For The Three Months Ended                         Months Ended
                                                                     December 31,                              September 30,
                                                     ---------------------------------                         -------------
                                                           2000                   1999      % Change               2000
                                                     -----------------------------------------------------------------------
Income Data

       Net Income                                    $    3,474               $    1,055         229%         $    3,426
       Net Interest Income                               12,840                   12,612           2%             13,145


Per Share Data

       Net Income - Basic                            $     0.58               $     0.17         233%         $     0.56
       Net Income - Diluted                                0.57                     0.17         227%               0.56
       Cash Earnings - Diluted                             0.67                     0.28         137%               0.66

       Book Value (End of Period)                         20.99                    18.62          13%              19.80
       Tangible Book Value (End of Period)                14.58                    11.94          22%              13.48
       Cash Dividends                                      0.17                     0.16           6%               0.17


Average Balance Sheet Data

       Loans                                         $  942,442               $  831,339          13%         $  941,706
       Earning Assets                                 1,308,191                1,242,297           5%          1,315,668
       Total Assets                                   1,394,787                1,354,887           3%          1,401,588
       Deposits                                       1,133,561                1,100,821           3%          1,128,694
       Shareholders' Equity                             126,086                  120,025           5%            122,989


Key Ratios

       Return on Average Assets                            0.99%                    0.31%                           0.97%
       Return on Average Equity                           10.96%                    3.49%                          11.08%
       Net Interest Margin (Tax-equivalent Basis)          3.90%                    4.05%                           3.97%
       Net Charge-Offs to Average Loans                    0.26%                    0.15%                           0.15%
       Tangible Efficiency Ratio                           49.6%                    71.8%                           56.7%
       Average Loans to Average Deposits                   83.1%                    75.5%                           83.4%
       Nonperforming Assets to Total Assets                0.57%                    0.24%                           0.26%
       Allowance For Loan Losses to Loans                  1.09%                    1.04%                           1.02%
       Tier 1 Leverage Ratio                               6.67%                    6.26%                           6.71%


                             IBERIABANK CORPORATION
                  CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                             (Dollars in thousands)




                                         For The Three Months                        For The Year
     INCOME STATEMENT                     Ended December 31,                      Ended December 31,
     ----------------               --------------------------------        -----------------------------
                                      2000                   1999              2000                 1999
                                      ----                   ----              ----                 ----
Interest Income                     $  26,708             $   24,442        $  104,046           $ 95,085
Interest Expense                       13,868                 11,830            52,730             45,380
                                    ---------             ----------        ----------           --------
Net Interest Income                    12,840                 12,612            51,316             49,705
Provision For Loan Losses               1,965                  1,913             3,861              2,836
                                    ---------             ----------        ----------           --------
Net Interest Income After Provision    10,875                 10,699            47,455             46,869
   For Loan Losses
Noninterest Income                      3,253                  3,888            12,738             13,679
Noninterest Expense                     7,980                 11,844            36,437             41,481
Goodwill Amortization                     806                    850             3,267              3,400
                                    ---------             ----------        ----------           --------
Income Before Income Taxes              5,342                  1,893            20,489             15,667
Income Taxes                            1,868                    838             7,514              6,138
                                    ---------             ----------        ----------           --------
Net Income                          $   3,474             $    1,055        $   12,975           $  9,529
                                    =========             ==========        ==========           ========





                                                          December 31,      December 31,
     BALANCE SHEET                                            2000              1999            % Change
     -------------                                        ------------      ------------        --------
ASSETS
------
Cash and Due From Banks                                   $    32,000       $    39,443            -18.9%
Interest-Bearing Deposits in Banks                              2,541             8,270            -69.3%
Investment Securities Available for Sale                      268,223           299,388            -10.4%
Investment Securities Held to Maturity                         76,322            85,493            -10.7%
Federal Home Loan Bank Stock                                    7,997             6,821             17.2%
Loans Held For Sale                                             3,347             4,771            -29.8%
Loans Receivable, Net                                         930,286           834,129             11.5%
Accrued Interest Receivable                                     9,142             8,017             14.0%
Premises and Equipment                                         21,465            25,957            -17.3%
Goodwill and Acquisition Intangibles                           38,796            42,063             -7.8%
Other Assets                                                    6,043             9,226            -34.5%
                                                          -----------       -----------            ------
          Total Assets                                    $ 1,396,162       $ 1,363,578              2.4%
                                                          ===========       ===========            ======

LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Noninterest-Bearing Deposits                              $   129,468       $   116,493             11.1%
Interest-Bearing Deposits                                   1,013,719           983,521              3.1%
Short-Term Borrowings                                          63,225            83,000            -23.8%
Accrued Interest Payable                                        5,480             5,385              1.8%
Long-Term Debt                                                 51,618            52,053             -0.8%
Other Liabilities                                               5,610             5,937             -5.5%
                                                          -----------       -----------            ------
          Total Liabilities                                 1,269,120         1,246,389              1.8%
Total Shareholders' Equity                                    127,042           117,189              8.4%
                                                          -----------       -----------            ------
          Total Liabilities and Shareholders' Equity      $ 1,396,162       $ 1,363,578              2.4%
                                                          ===========       ===========            ======

                             IBERIABANK CORPORATION
                                LOANS RECEIVABLE
                             (Dollars in thousands)



                                           December 31,        % of       December 31,      % of       %
                                               2000           Total          1999          Total     Change
                                           ------------       -----       ------------     -----     ------
Residential Mortgage Loans:
        Residential 1-4 family              $  279,193         29.7%      $  266,161        31.6%      4.9%
        Construction                             7,482          0.8%           6,381         0.8%     17.3%
                                            ----------        ------      ----------        -----     -----
             Total Mortgage Loans              286,675         30.5%         272,542        32.3%      5.2%

Commercial Loans:
        Business                                78,986          8.4%          82,485         9.8%     -4.2%
        Real Estate                            196,479         20.9%         157,248        18.7%     24.9%
                                            ----------        ------      ----------        -----     -----
             Total Commercial Loans            275,465         29.3%         239,733        28.4%     14.9%

Consumer Loans:
        Home Equity                            108,070         11.5%          91,531        10.9%     18.1%
        Automobile                              25,297          2.7%          23,432         2.8%      8.0%
        Indirect Automobile                    205,143         21.8%         179,350        21.3%     14.4%
        Credit Card loans                        9,559          1.0%           6,436         0.8%     48.5%
        Other                                   30,316          3.2%          29,854         3.5%      1.5%
                                            ----------        ------      ----------        -----     -----
           Total Consumer Loans                378,385         40.2%         330,603        39.2%     14.5%
                                            ----------        ------      ----------        -----     -----
             Total Loans Receivable            940,525        100.0%         842,878       100.0%     11.6%
                                                              ======                       ======     =====
Allowance for Loan Losses                      (10,239)                       (8,749)
                                            ----------                    ----------
        Loans Receivable, Net               $  930,286                    $  834,129
                                            ==========                    ==========




                               ASSET QUALITY DATA
                             (Dollars in thousands)


Total Nonperforming Assets (*)                        $   7,962       $   3,318
Nonperforming Assets to Total Assets                      0.57%           0.24%
Allowance For Loan Losses to Nonperforming Loans         135.8%          279.3%

(*) Nonperforming Assets consist of nonaccruing loans, accruing loans more than 90 days past due and foreclosed property.



                                    DEPOSITS
                             (Dollars in thousands)



                              December 31,      % of    December 31,      % of      %
                                  2000         Total       1999          Total    Change
                              ------------     -----    ------------     -----    ------
Noninterest Bearing DDA       $  129,468       11.3%      $  116,493     10.6%    11.1%
NOW Accounts                     182,668       16.0%         187,312     17.0%    -2.5%
Money Market Deposits             75,204        6.6%          72,176      6.6%     4.2%
                              ----------      ------      ----------    ------   ------
    Total Demand Deposits        387,340       33.9%         375,981     34.2%     3.0%
Savings Deposits                 186,782       16.3%         137,738     12.5%    35.6%
Certificates of Deposit          569,065       49.8%         586,295     53.3%    -2.9%
                              ----------      ------      ----------    ------   ------
         Total Deposits       $1,143,187      100.0%      $1,100,014    100.0%     3.9%
                              ==========      ======      ==========    ======   ======
